UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, DE	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 545610935

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on December 11, 2025, the board of directors of BiomX Ltd., a wholly owned subsidiary of BiomX Inc., or the Company, resolved to approve and authorize the filing of an application to commence insolvency proceedings for BiomX Ltd. in accordance with the Israeli Insolvency and Financial Regulation law 5778-2018. On January 25 , 2026, BiomX Ltd. commenced such proceeding in the Central District Court in Lod, Israel and the court appointed a trustee, or the Trustee. On February 4, 2026, the Trustee notified BiomX Ltd.’s Chief Executive Officer and Chief Financial Officer that their roles as officers of BiomX Ltd. had been terminated. The Company determined that the termination is considered as a change of control as of February 4, 2026, and that BiomX Ltd. should be deconsolidated from the Company’s consolidated financial statements. The deconsolidation of BiomX Ltd. is considered a disposition of a significant amount of assets under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements included herein as Exhibit 99.1, which were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 2.01 above, on February 4, 2026, BiomX Ltd.’s Chief Executive Officer, Jonathan Solomon, and Chief Financial Officer, Marina Wolfson, were notified that their role as officers of BiomX Ltd. had been terminated, retroactive to January 25, 2026. Mr. Solomon and Ms. Wolfson remain in their current positions as the Company’s principal executive officer and principal financial officer, respectively. In addition, on February 9, 2026 the Company’s Chief Development Officer, Merav Bassan, was notified that her officer role at BiomX Ltd. had been terminated retroactive to January 25, 2026. Dr. Bassan will continue to serve in her current position as Chief Development Officer of the Company. As a result of their terminations from BiomX Ltd., Mr. Solomon will receive nine months of severance payments and three months advance notice and Ms. Wolfson and Dr. Bassan are each entitled to receive six months of severance payments and three months of advance notice.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 and the Company’s unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025, with respect to the deconsolidation of BiomX Ltd., are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, is presented as if the deconsolidation of BiomX Israel and related events had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented as if such deconsolidation had occurred on January 1, 2024, for purposes of the statements of operations. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the Company’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in the Company’s remaining clinical programs, business focus, strategic alternatives, operating expenses and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant.

(d) Exhibits

Exhibit	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

February 10, 2026	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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